Exhibit 10.4.2
AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT
1. CONTRACT ID CODE Page 1 of 2
2. AMENDMENT/MODIFICATION NO. 0014 3. EFFECTIVE DATE 03/30/2007
4. REQUISITION/PURCHASE REQ. NO.
5. PROJECT NO. (If applicable)
6. ISSUED BY
FCC /Contracts and Purchasing Center
445 12th St., SW,
Washington, DC 20554
CODE 00001
7. ADMINISTERED BY (If other than Item 6) CODE
8. NAM E AND ADD (No., RES street, S OF county, CON State TRA and 9A. AMENDMENT CTO Zip OF SOLICITATION R Code) NO. — Neu sta r, Inc 9B. DATED (SEE . ITEM 11) — 460 00 Cen ter Oak 10A. MODIFICATION OF Pla CONTRACT/ORDER za (X) NO. CON03000016 -— — Ste rli ng, VA 201 10B. DATED 66 (X) (SEE ITEM 13) — Ifaoiu COD E ty code * -— —
11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers | | is extended, | |
Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:
(a) By completing Items 8 and 15, and returning copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
12. ACCOUNTING AND APPROPRIATION DATA (If required)
No Funding Information
is not extended.
13. THIS ITEM ONLY APPLIES TO MODIFICATION OF CONTRACTS/ORDERS. IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
CHECK ONE
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A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT ORDER NO. IN ITEM 10A.
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B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
? C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:
D. OTHER (Specify type of modification and authority) FAR 1.6, “Authority of the Contracting Officer”
E. IMPORTANT: Contractor | X | is not, is required to sign this document and return copies to the issuing office.
14. DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.) The purpose of this modification is to accept and incorporate Change Order Proposal (COP) Number 10 into the contract. COP # 10 is accepted at a cost of $3,352.00. A copy of the respective COP is attached. Funding will be via NANPA and will be paid by FCC Billing & Collection Agent, Welch & Co.
Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
15A. NAME AND TITLE OF SIGNER (Type or print) 16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print) Anthony Wimbush 16C. DATE SIGNED 16B. Unite 15C. DATE SIGNED 15B. CONTRACTOR/OFFEROR BY. Anthony S. Wimbush
03/30/2007 (Signature of person authorized to sign)
ited States of America
(Signature of Contracting Officer)
NSN 7540-01-152-8070 PREVIOUS EDITION UNUSABLE
STANDARD FORM 30 (REV. 10-83)
Prescribed by GSA FAR (48 CFR) 53.243

NANP Administration Services
Scope of Work Change Proposal # 10
NOWG Recommendation: Reclassification of Codes in the
Pooling Set-Aside Status in the NANP Administration
System (NAS) to “Available” Codes
March 12, 2007

NeuStar, Inc.	46000 Center Oak Plaza
Sterling, VA 20166

NANPA — Scope of Work Change #10 Proposal — NOWG Recommendation

Table of Contents

1	Introduction	1
	1.1 Purpose and Scope	1
	1.2 Modification of the NANPA System	1
2	NOWG Recommended Scope of Work Change	3
3	NeuStar’s Proposed Solution	3
4	Assumptions and Risks	3
5	Cost Assumptions and Summary	4
6	Conclusion	4

©NeuStar, Inc. 2007	iii

NANPA — Scope of Work Change #10 Proposal — NOWG Recommendation

1 Introduction
1.1 Purpose and Scope
In accordance with NeuStar’s contract1 and our constant effort to provide the best support and value to both the Federal Communications Commission (FCC) and the telecommunications industry, NeuStar, as the North American Numbering Plan Administrator (NANPA), hereby submits this scope of work change to the FCC for approval. This scope of work change is in compliance with NANPA’s Change Management protocol and most importantly per requirements as outlined in NANP Administrator Solicitation SOL03000001, Section H.9, Item 5, which states the following:
“If and when a change to the NANPA system is adopted by the NANC or the INC, the contractor’s liaison shall ensure that the proposed change is forwarded to the Contracting Officer and the Contracting Officer’s Technical Representative (COTR). No change shall be binding until such modification is issued, nor shall the Government be liable for any costs associated with a system change until such modification is issued.”
1.2 Modification of the NANPA System
The need for changes to the NANPA system may result from interaction between the North American Numbering Council (NANC), the Industry Numbering Committee (INC), the FCC and the NANPA or from technological evolution. These changes are usually to improve system operation and/or address processing problems of fix unforeseen system responses. The FCC acknowledges the importance of the interaction of the parties for developing system enhancements and fixes. For the changes to be properly acknowledged and fiscally addressed in the context of the contract, all such system changes should be approached through the following steps:
1.	Either the contractor, the NANC, the INC or the FCC may identify a need for change to the NANPA system.

2.	All parties may discuss the needed change and address possible solutions.

3.	The NANC, the INC or the FCC may request the contractor to propose a solution to affect the change. The contractor shall develop a solution and alternatives if feasible, and associated cost of each solution. The contractor shall submit the proposal(s) and associated cost information to the NANC for review.

4.	The NANC may adopt one of the proposed changes or return the proposal to the contractor for further development/clarification.

5.	If and when a change to the NANPA system is adopted by the NANC or the INC, the contractor’s liaison shall ensure that the proposed change is forwarded to the Contracting Officer and the Contracting Officer’s Technical Representative (COTR). No change shall be binding until such modification is issued, nor shall the Government be liable for any costs associated with a system change until such modification is issued.

[1]	Contract Number CON03000016 and the NANPA Technical Requirements Document, March 2003.

© NeuStar, Inc. 2007	1

NANPA — Scope of Work Change #10 Proposal — NOWG Recommendation

This document provides detailed information pertaining to the Numbering Oversight Working Group (NOWG) recommendation submitted to NANPA on March 5, 2007. This change order document covers the required subject matters such as explaining the NOWG’s requirements, proposed solution, costs and risk and assumptions.

© NeuStar, Inc. 2007	2

NANPA — Scope of Work Change #10 Proposal — NOWG Recommendation

2 NOWG Recommended Scope of Work Change
Presently, NANPA has the capability to identify and mark codes in NAS with the code status of “pooling set aside.” Pooling set aside codes are central office codes that have been specifically identified for assignment only to service providers participating in thousand block number pooling. Codes with this status are included in the category of “Unavailable Codes” on the Central Office Code Assignment Activity Record (i.e., CAA Report). Further, pooling set aside codes do not appear on the list of available codes on the Central Office Code Availability Report. Both of these reports are found on the NANPA website and are often referenced by service providers before requesting the assignment of a code.
In February 2007, the NOWG requested NANPA to investigate the feasibility of modifying NAS in order to change the current classification of pooling set aside codes to the “available” for assignment status. As such, central office codes with a pooling set-aside status would appear on the Central Office Code Availability Report as well as be included in the total quantity of available codes on the CAA Report.
3 NeuStar’s Proposed Solution
Central office codes with the pooling set-aside code status will be classified under the category of “available” for assignment. The following reports, which are available on the NANPA website, will change as a result of this re-classification:
•	Central Office Code Availability Report (real-time report) — Pooling set-aside codes will appear in the list of available codes.

•	Central Office Code Utilized Report (real-time report) — Pooling set aside codes will no longer appear on this report.

•	Central Office Code Assignment Records (text and Excel files) — For the text files, pooling set-aside codes will appear in the list of available codes rather than the list of utilized codes. For the Excel files, pooling set aside codes will appear as “vacant code” and available for assignment.

•	Central Office Code Assignment Activity Record (CAA Report) — As necessary, the quantity of pooling set aside codes will continue to appear in a separate column on the report. However, the quantity of pooling set aside codes will be included in the total quantity of “available” codes rather than the total quantity of “unavailable” codes. When a pooling set-aside code is assigned, the quantity of “available” codes will decrease by one and the quantity of “unavailable” codes will increase by one.
4 Assumptions and Risks
As part of the NANPA’s assessment of this change order, NANPA is required to identify the associated assumptions and risks that can have an impact on its operations.

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NANPA — Scope of Work Change #10 Proposal — NOWG Recommendation

Assumptions:
•	NANPA will send appropriate notice via the NAS NANP Notification System (NNS) to the industry when the changes made to these reports appear on the NANPA website.

•	Previous Central Office Code Assignment Activity Record Reports that are posted on the NANPA website will not be modified to reflect this change. Appropriate notation will be added to the NANPA website to inform users of the re-classification of pooling set aside codes, the impact on the quantity of available and unavailable codes and the effective date of the change.
Risks:
•	There may be some initial confusion when these reports are modified. Specifically, on the CAA Report, for NPAs that have pooling set aside codes, the quantity of available codes will increase by the number of pooling set aside codes. Some users of these reports may attempt to compare the revised CAA Report with previous reports and notice the increase in the quantity of available codes. This may result in questions directed to the NANPA and/or the state regulatory authorities.
5 Cost Assumptions and Summary
The proposed solution for implementation of the NOWG Recommendation requires changes in NAS in order for the impacted reports to properly reflect the re-classification of codes in the pooling set aside status from “unavailable” for assignment to “available.” NANPA has determined that the cost associated with implementing this change in NAS is $3,352.00.
6 Conclusion
NeuStar, as the NANPA, hereby seeks the FCC’s approval for this Scope of Work Change. Upon approval by the FCC, NANPA can notify the industry that NANPA is accommodating this Scope of Work change order.

© NeuStar, Inc. 2007	4